Exhibit 99.1

Healthpeak Properties Prices $450 Million of 1.350% Senior Unsecured Notes due 2027 in Its Inaugural Green Bond Offering

DENVER, June 30, 2021 /PRNewswire/ -- Healthpeak Properties, Inc. (NYSE: PEAK) announced today that it has successfully priced its first green bond offering, a public offering of $450 million aggregate principal amount of 1.350% senior unsecured notes due 2027. The price to investors was 99.877% of the principal amount of the notes.

The estimated net proceeds of the offering, after deducting the underwriting discount, original issue discount and fees and expenses, are expected to be approximately $445.3 million. Promptly following the issuance of the notes, Healthpeak intends to fully allocate an amount equal to the net proceeds from the offering to its previous acquisition, completed December 2020, of Cambridge Discovery Park in the West Cambridge submarket of Boston, Massachusetts, which has received LEED Gold certification and qualifies as an eligible green project. However, Healthpeak may choose to allocate or re-allocate net proceeds from the offering to finance or refinance, in whole or in part, one or more other eligible green projects. Pending the allocation or re-allocation referenced above, as the case may be, Healthpeak intends to use the net proceeds from the offering for the repayment of debt, including outstanding borrowings under its revolving line of credit facility, its term loan facility and/or any outstanding commercial paper.

The offering is expected to close on July 12, 2021, subject to the satisfaction of customary closing conditions.

Wells Fargo Securities, Credit Agricole CIB, J.P. Morgan, RBC Capital Markets, Scotiabank, PNC Capital Markets LLC, Regions Securities LLC, SMBC Nikko, TD Securities, Truist Securities and US Bancorp are acting as joint book-running managers for the offering.

The offering is being made pursuant to an effective shelf registration statement and prospectus and a related preliminary prospectus supplement filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the prospectus supplement and related prospectus for the offering, when available, can be obtained from: (i) Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, or by calling: 1-800-645-3751, or by emailing: wfscustomerservice@wellsfargo.com, (ii) Credit Agricole Securities (USA) Inc. at 1301 Avenue of the Americas, 17th Floor, New York, NY 10019, Attention: Fixed Income Syndicate, or by calling: 1-866-807-6030 or (iii) J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179; Attention: Investment Grade Syndicate Desk, or by calling collect: 1-212-834-4533.

About Healthpeak

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRCs. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “will,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include our ability to complete the offering in a timely fashion or at all, that the proceeds from the offering may not be deployed as anticipated; our ability to use or allocate the net proceeds from the offering to eligible green projects that will satisfy, or continue to satisfy, investor criteria and expectations regarding environmental impact and sustainability performance; and those risks and uncertainties associated with Healthpeak’s business described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its subsequent filings with the Securities and Exchange Commission. Although Healthpeak believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Healthpeak can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and Healthpeak undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Andrew Johns
Vice President – Corporate Finance and Investor Relations
720-428-5400